Exhibit 10.27.1
                         Equity Office Properties, L.L.C
                     Office of the Building
                                Westshore Center
              1715 North Westshore Boulevard, Tampa, Florida 33607
                          813.288.9333 Fax 813.288.9134

January 21, 1997

Mr. Michael Lambert
Vice President
Correctional Services Corporation
1819 Main Street
Suite 10000
Sarasota, Florida 34236

Re:      Sarasota City Center

Dear Michael:

     Enclosed are five (5) copies of a lease amendment for approximately 1,399 square feet on the Sixth Floor (6th) floor at Sarasota City Center.

     Please review the enclosed documents, and if acceptable, the appropriate party and two corporate officers to witness and attest will need to sign four sets where indicated. After the leases have been executed, please return four sets me at to 1819 Main Street, Management Office, Sarasota, Florida 34236.

     Please note that the Tenant Improvement Allowance equals the amount of the contractor's bid to build-out the space, including plans and permits, and that any changes to the plans are the sole responsibility of the Tenant.

     Should you have any questions or comments regarding the enclosed documents, please do not hesitate to contact me at (813) 288-9333. We look forward to your tenancy in Sarasota City Center.

Sincerely,
Equity Office Properties, L.L.C., L.C.


Alex Y. Cobble
Area Leasing Representative

cc:      Arvid Povilaitis
         Mark Scully
         Ron O'Neal
         File


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     Doing business as Equity Office Properties, L.L.C., L.C. In Florida, Equity
Office Properties, A Limited Liability Company In Ohio and Equity Office Properties, LLC In California.



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                                SECOND AMENDMENT

     This Second Amendment (the "Amendment") is made and entered into as of the ____ day of ________, 19___, by and between Zell Merrill Lynch Real Estate
Opportunity Partners Limited Partnership ("Landlord") by its agent, Equity Office Holdings, L.L.C., L.C., and Correctional Services Corporation, Inc., a Delaware Corporation (formerly known as Esmor Correctional Services, Inc.) ("Tenant").

                                   WITNESSETH

     A. WHEREAS, Landlord and Tenant are parties to that certain lease dated the Thirtieth day of June, 1995 currently containing approximately 6,409 rentable square feet of space described as Suite No. 1000 on the Tenth floor of the building commonly known as Sarasota City Center and the address of which is 1819 Main Street, Sarasota, Florida 34236 (the "Building"), which lease has been previously amended or assigned by instrument dated November 15, 1996 (collectively, the "Lease"); and

     B. WHEREAS, Tenant has requested that additional space consisting of approximately 1,399 rentable square feet on the Sixth floor of the Building shown on Exhibit A hereto (the "Expansion Space") be added to the Premises and that the Lease be appropriately amended, and Landlord is willing to do the same on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

     I. Expansion and Effective Date, Effective as of the Expansion Effective Date (as hereinafter defined), the Premises is increased from 6,409 rentable square feet on the Tenth floor to 7,808 rentable square feet on the Sixth and Tenth floor(s) by the addition of the Expansion Space. The lease term for the Expansion Space shall commence on the Expansion Effective Date and end on the Termination Date. The Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatement or other financial concession granted with respect to the Premises unless such concessions are expressly provided for herein with respect to the Expansion Space.

     A. Tile Expansion Effective Date shall be the later to occur of (i) March 1, 1997 ("Target Expansion Effective Date"), and (ii) the date upon which Landlord's improvement work in the Expansion Space has been substantially completed; provided, however, that if Landlord shall be delayed in substantially completing the Landlord's work in the Expansion Space as a result of the occurrence of any of the following (a "Delay"):


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     1. Tenant's failure to furnish  information or to respond to any request by
Landlord for any approval or information within any time period prescribed or, if no time period is prescribed, then within two (2) Business Days of such request; or

     2. Tenant's insistence on materials, finishes or installations that have long lead times after having first been informed by Landlord that such materials, finishes or installations will cause a Delay; or

     3. Changes in any plans and specifications; or

     4. The performance or nonperformance by a person or entity employed by Tenant in the completion of any work (all such work and such persons or entities being subject by the prior approval of Landlord); or


     5 Any request by Tenant that Landlord delay the completion of any of the Landlord's work; or

     6. Any breach or default by Tenant in the performance of Tenant's obligations under this Amendment or the Lease; or

     7. Any delay resulting from Tenant's having taken possession of the Expansion Space for any reason prior to substantial completion of the Landlord's work; or

     8. Any other delay chargeable to Tenant, its agents, employees or independent contractors; or

     9. Any other cause beyond Landlord's control;

     then, for purposes of determining the Expansion Effective Date, the date of substantial completion shall be deemed to be the day that said Landlord's work would have been substantially completed absent any such Delay(s). The Expansion Space shall be deemed to be substantially completed on the date that Landlord reasonably determines that all Landlord's work has been performed (or would have been performed absent any Delays), other than any details of construction, mechanical adjustment or any other matter, the noncompletion of which does not materially interfere with Tenant's use of the Expansion Space. The adjustment of the Expansion Effective Date and, accordingly, the postponement of Tenant's obligation to pay Rent on the Expansion Space shall be Tenant's sole remedy and shall constitute full settlement of all claims that Tenant might otherwise

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have against  Landlord by reason of the Expansion Space not being ready for occupancy by Tenant on the Target Expansion Effective Date.

     B. In addition to the postponement, if any, of the Expansion Effective Date as a result of the applicability of Paragraph I.A. of this Amendment, the Expansion Effective Date shall be delayed to the extent that Landlord fails to deliver possession of the Expansion Space for any other reason, including but not limited to, holding over by prior occupants. Any such delay in the Expansion Effective Date shall not subject Landlord to any liability for any loss or damage resulting therefrom. If the Expansion Effective Date is delayed, the Termination Date under the Lease shall not be similarly extended.

     II. Monthly Base Rental,

     In addition to Tenant's obligation to pay Base Rental for the Premises, Tenant shall pay Landlord the sum of Ninety Three Thousand Three Hundred Eighty Three and 35/100s* Dollars ($93,383.35*) as Base Rental for the Expansion Space in 44 monthly installments as follows:

     A. Seven equal installments of $1,923.63* each payable on or before the first day of each month during the period beginning March 1, 1997 and ending September 30, 1997.

     B. Twelve equal installments of $2,040.21* each payable on or before the first day of each month during the period beginning October 1, 1997 and ending September 30, 1998.

     C. Twelve equal installments of $2,156.79* each payable on or before the first day of each month during the period beginning October 1, 1998 and ending September 30, 1999.

     D. Thirteen equal installments of $2.273,38* each payable on or before the first day of each month during the period beginning October 1, 1999 and ending October 31, 2000.

                    *Plus Applicable Florida State Sales Tax

     All such Base Rental shall be payable by Tenant in accordance with the terms of Article V of the Lease.

     Landlord and Tenant acknowledge that the foregoing schedule is based on the assumption that the Expansion Effective Date is the Target Expansion Effective Date. If the Expansion Effective Date is postponed, the beginning date set forth above with respect to the payment of any installment(s) of Base Rental shall be appropriately adjusted on a per them basis and set forth in a confirmation letter to be prepared by Landlord.

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     III.  Additional Security Deposit,  Upon Tenant's execution hereof,  Tenant shall pay $2,183.02 to Landlord which is added to and becomes part of the Security Deposit if any, held by Landlord which is added to and becomes part of the Security Deposit, if any, held by Landlord as provided under the Lease as security for payment of Rent and the performance of other terms and conditions of the Lease of Tenant. Accordingly, simultaneous with the execution hereof, the Security Deposit is increased from $10,414.63 to $12,597.65.

     IV. Tenant's Pro Rata Share, For the period commencing with the Expansion Effective Date and ending on the Termination Date, Tenant's Pro Rata Share for the Expansion Space is Fifty Six Hundredths of a percent (.56%).

     V. Base Year, Base Amount, Tax Base, and Expense Base. For the period commencing with the Expansion Effective Date and ending on the Termination Date, the Base Year for the computation of Tenant's Pro Rata Share of Basic Costs applicable to the Expansion Space is 1995.

     VI. Improvements to Expansion Space.

     A. Tenant has inspected the Expansion Space and agrees to accept the same "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in this Amendment.

     B. Cost of Improvements to Expansion Space. Provided Tenant is not in default, Tenant shall be entitled to receive an improvement allowance (the "Expansion Improvement Allowance") in an amount not to exceed Fourteen Thousand Nine Hundred Fifty Five and 31/100s Dollars ($14,955.31) to be applied toward the cost of performing initial construction, alteration or improvement of the Expansion Space, including but not limited to the cost of space planning, design and related architectural and engineering services. In the event the total cost of the initial improvements to the Expansion Space exceeds the Expansion Improvement Allowance, Tenant shall pay for such excess upon demand. The entire unused balance of the Expansion Improvement Allowance, if any, shall accrue to the sole

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     benefit  of  Landlord.   Landlord  shall  pay  such  Expansion  Improvement
Allowance directly to the contractors retained to perform the construction, design or related improvement work to the Expansion Space.

     C. Responsibility for Improvements to Expansion Space. Landlord shall enter into a direct contract for the initial improvements to the Expansion Space with a general contractor selected by Landlord. Tenant shall devote such time in consultation with Landlord or Landlord's architect as may be required to provide all information Landlord deems necessary in order to enable Landlord to complete, and obtain Tenant's written approval of, the plans for the initial improvements to the Expansion Space in a timely manner. All plans for the initial improvements to the Expansion Space shall be subject to Landlord's consent, which consent shall not be unreasonably withheld. If the cost of such improvements exceeds the Expansion Improvement Allowance, then prior to commencing any construction of improvements to the Expansion Space, Landlord shall submit to Tenant a written estimate setting forth the anticipated cost, including but not limited to the cost of space planning, design and related architectural and engineering services, labor and materials, contractor's fees, and permit fees. Within a reasonable time thereafter, Tenant shall either notify Landlord in writing of its approval of the cost estimate or specify its objections thereto and any desired changes to the proposed improvements. In the event Tenant notifies Landlord of such objections and desired changes, Tenant shall work with Landlord to reach a mutually acceptable alternative cost estimate.

     VII. Early Access to Expansion Space. During any period that Tenant shall be permitted to enter the Expansion Space prior to the Expansion Effective Date (e.g., to perform alterations or improvements), Tenant shall comply with all terms and provisions of the Lease, except those provisions requiring payment of Base Rental or Additional Base Rental as to the Expansion Space. If Tenant takes possession of the Expansion Space prior to the Expansion Effective Date for any reason whatsoever (other than the performance of work in the Expansion Space with Landlord's prior approval), such possession shall be subject to all the terms and conditions of the Lease and this Amendment, and Tenant shall pay Base Rental and Additional Base Rental as applicable to the Expansion Space to Landlord on a per diem basis for each day of occupancy prior to the Expansion Effective Date.

     VIII. Parking.

     1. During the Lease Term, Tenant agrees to lease from Landlord and Landlord agrees to lease to Tenant an additional four (4) unreserved parking spaces (the "Spaces") in the Building garage ("Garage") for the use of

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     Tenant and its  employees.  No deductions  or allowances  shall be made for days when Tenant and its employees do not utilize the parking facilities or for Tenant utilizing less than all of the number of unreserved Spaces set forth above. Tenant shall not have the right to lease or otherwise use more than the number of unreserved Spaces set forth above.

     2. Tenant shall pay Landlord,  as Additional Base Rental in accordance with
Article V of the Lease, the sum of $40.00 per month, plus applicable Florida State Sales Tax for each unreserved parking Space leased by Tenant hereunder.

     3. Except for particular spaces and areas designated by Landlord for reserved parking, all parking in the Garage shall be on an unreserved, first come, first served basis. Reserved Spaces, if any, shall be designated by Landlord.

     4. Landlord shall not be responsible for money, jewelry, automobile or other personal property lost in or stolen from the Garage regardless of whether such loss or theft occurs when the Garage or other areas therein are locked or otherwise secured. Except as caused by the negligence or willful misconduct of Landlord and without limiting the terms of the preceding sentence, Landlord shall not be liable for any loss, injury or damage to persons using the Garage or automobiles or other property therein, it being agreed that, to the fullest extent permitted by law, the use of the Spaces shall be at the sole risk of Tenant and its employees.

     5. Landlord shall have the right from time to time to designate the location of the Spaces and to promulgate reasonable rules and regulations regarding the Garage, the Spaces and the use thereof, including, but not limited to, rules and regulations controlling the flow of traffic to and from various parking areas, the angle and direction of parking and the like. Tenant shall comply with and cause its employees to comply with all such rules and regulations as well as all reasonable additions and amendments thereto.

     6. Tenant shall not store or permit its employees to store any automobiles in the Garage without the prior written consent of Landlord. Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the Garage or on the Property. If its necessary for Tenant or its employees to leave an automobile in the Garage or on the surface parking areas overnight, Tenant shall provide Landlord with prior notice thereof designating the license plate number and model of

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such automobile.

     7. Landlord shall have the tight to temporarily close the Garage or certain areas therein in order to performing necessary repairs, maintenance and improvements to the Garage.

     8. Tenant shall not assign or sublease any of the Spaces without the consent of Landlord. Landlord shall have the right to terminate this Parking Agreement with respect to any Spaces that Tenant desires to sublet or assign.

     9. Landlord may elect to provide parking cards or keys to control access to the Garage. In such event, Landlord shall provide Tenant with one card or key for each Space that Tenant is leasing hereunder, provided that Landlord shall have the right to require Tenant or its employees to place a deposit on such access cards or keys and to pay a fee for any lost or damaged cards or keys.

     IX. Miscellaneous.

     A. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.

     B. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

     C. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

     D. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

     E. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

     F. This Amendment shall be of no force and effect unless and until accepted by any guarantors of the Lease, who by signing below shall agree that their

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guarantee  shall  apply  to  the  Lease  as  amended  herein,  unless  such requirement is waived by Landlord in writing.

     G. Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment. Tenant agrees to indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment.



     IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above Written.

WITNESS/ATTEST:                       LANDLORD: Zell Merrill Lynch Real
                                      Estate
                                      Opportunity Partners Limited Partnership

                                      By: Equity Office Holdings, L.L.C., L.C.,
                                      as agent


                                      By:
-------------------------------          ----------------------------------


Name (print):
             ------------------      Name:    Arvid Povilaitis:


                                     Title:   Vice President, Asset Management
-------------------------------

Name (print):


WITNESS/ATTEST:                    TENANT: Correctional Services Corporation,
                                   a Delaware Corporation


                                   By:


---------------------------------  ------------------------------------------


Name                               Name:
(print):

---------------------------------     ---------------------------------------


                                  Title:
                                         ------------------------------------
Name (print):                     Date:
             ------------------


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